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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES EXCHANGE ACT OF 1934

            DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED APRIL 26, 2002)

                                      HEARTSOFT, INC.
                 (Exact name of registrant as specified in its charter)


          DELAWARE                    033-23138-D               87-0456766
          --------                    -----------               ----------
       (State or other                (Commission             (I.R.S. Employer
        jurisdiction                  File Number)           Identification No.)
      of incorporation)


                 3101 NORTH HEMLOCK CIRCLE, BROKEN ARROW, OKLAHOMA 74012
                        (Address of principal executive offices)

            Registrant's telephone number, including area code (918) 362-3600


ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

None.


ITEM 2. DISPOSITION OF ASSETS.

As of and prior to April 25, 2002, Selective Factors, LLC, an Oklahoma limited liability company, possessed a perfected security interest in the tangible and intangible assets of Heartsoft, Inc. secured by a debt of $939,506 plus accrued interest.

On April 26, 2002, Selective Factors, after public disclosure of the anticipated foreclosure and disposition of the company's assets, conducted a sale of said assets to the highest qualified bidder at public sale. The assets were sold as a group and in bulk.

No other qualified bids were submitted at the public sale, and as a result, Selective Factors purchased the assets of the Company by bidding an aggregate of $500,000.

Prior to the sale and disposition of the assets of the Company, Selective Factors had no relationship to the company, affiliates, or its officers and directors.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

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None.


ITEM 5. OTHER EVENTS

Pursuant to rules as to the use of Form 10-QSB, the company inadvertently failed to obtain review and approval of its financial statements for the quarter ending March 31, 2002, by its Certifying Accountant. Due to the substantially reduced business activities of the Company during the quarter ending March 31, 2002, the Company believes that no material dispute of facts exists in the unaudited financials statements for the quarter ending March 31, 2002.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

Effective immediately, Directors Kathleen M. Hurley and Jimmy L. Butler have resigned from the Board of Directors of the Company. No further information is available regarding their resignations.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HEARTSOFT, INC.
                                  ---------------
                                   (Registrant)


    HEARTSOFT SOFTWARE COMPANY    /s/ BENJAMIN P. SHELL
                                  ------------------------------
                                  (SIGNATURE)
                                  CHAIRMAN OF THE BOARD, PRESIDENT AND
                                  CHIEF EXECUTIVE OFFICER